                                                                    EXHIBIT 8(c)

[Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 for certain variable universal life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-55678). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                      /s/ Sutherland Asbill & Brennan LLP

                                      SUTHERLAND ASBILL & BRENNAN LLP

Washington, D.C.
April 27, 1999